Sinobiopharma, Inc.
8 Zhong Tian Road
Nantong City, Jiangsu Province
China  226009

Symbol: OTCBB: SNBP
September 21, 2010

NEWS RELEASE

SINOBIOPHARMA REPORTS STRONG FISCAL YEAR 2010 FINANCIAL RESULTS
SOLID INCREASES IN REVENUES AND PROFITS DRIVEN BY HIGHER SALES OF FLAGSHIP PRODUCT

--2010 revenue rose 101% YoY to $7.7 million
--2010 net income increased approximately $5.1 million YoY to $2.9 million, or $0.03 per diluted share

NANTONG CITY, China -- Sinobiopharma, Inc. (“Sinobiopharma” or “the Company), a fully integrated and highly innovative specialty pharmaceutical company engaged in the research, development, manufacture, and marketing of biopharmaceutical products in China, announced financial results for the fiscal year ended May 31, 2010.

Fiscal Year 2010 Highlights

•	Total revenue increased 101% year-over-year to approximately $7.7 million from $3.9 million in the comparable period of 2009.

•	Gross margin increased 142% year-over-year to approximately $6.2 million, or 80% of sales from $2.5 million, or 66% of sales for the same period of 2009.

•
Net income increased $5.1 million from net loss of $2.2 million for the year ended May 31, 2009 to net income of approximately $2.9 million for the year ended May 31, 2010. Net income before non-cash stock compensation expense reached approximately $3.7 million for the year ended May 31, 2010 as compared to $0.8 million for the year ended May 31, 2009

•	Operating income increased $4.9 million to approximately $2.9 million from a loss of $2.0 million for the same period of 2009.

•	Income before income tax expense increased $5.2 million to approximately $3.0 million from a loss of $2.2 million for the same period of 2009.

•	EPS of $0.03 compared to $(0.03) for the same period 2009.

•	Net worth increased from $776,831 at May 31, 2009 to $9,752,831 at May 31, 2010. Total assets increased by $5,996,519, from $5,956,443 at May 31, 2009 to $11,952,962 at May 31, 2010.

Dr. Lequn Lee Huang, Sinobiopharma’s Chairman and CEO commented on the fiscal year 2010 results: “This has been a great year for Sinobiopharma. The market has demonstrated a strong need for our flagship product – KuTai - and the sales increases from this product are expected to continue for the next two years. The cash flow generated organically is expected to fully support ongoing operations.”

Results for the fiscal year ended May 31, 2010

•	Revenue increased 101% to $7,731,039 for the year ended May 31, 2010, from $3,850,278 for the year ended May 31, 2009.
•	Gross margin increased 142% to $6,151,430 (80% of sales) for the year ended May 31, 2010, from $2,538,441 (66% of sales) for the year ended May 31, 2009.
•
The increase in revenue was due to the continuing growth in sales of Cisatracurium Besylate (KuTai).  Sales of this product increased to $7,516,436 for the year ended May 31, 2010, from $3,592,406 for the year ended May 31, 2009, representing 97% of sales and 94% of sales for the year ended May 31, 2010 and 2009, respectively.  The improvement in gross margin is attributable to an increase in volume, while the unit production cost of Cisatracurium Besylate decreased because the allocation of the unit indirect cost decreased.

•
The operating expenses for the year ended May 31, 2010 were $3,218,398 representing a 29% decrease as compared to $4,541,699 for the year ended May 31, 2009.  The decrease is primarily attributable to the decrease of $2,086,240 in the stock-based compensation of $830,885 for the year ended May 31, 2010, compared to $2,917,125 for the year ended May 31, 2009. The stock options have been fully vested and expensed as of August 31, 2009.

•
Net income increased $5,017,709 from net loss of $2,154,137 for the year ended May 31, 2009 to net income of $2,863,572 for the year ended May 31, 2010. The increase in net income was due to the increase in sales of Cisatracurium Besylate and decrease of stock-based compensation expense.

•	Earnings per share were $0.03 compared to $(0.03) for FY 2009.

About Sinobiopharma, Inc.

Sinobiopharma is a fully integrated and highly innovative specialty biopharmaceutical company engaged in the research and development, manufacture and marketing of biopharmaceutical products in China, one of the world's fastest growing pharmaceutical markets. Known as Dong Ying (Jiangsu) Pharmaceutical Co., Ltd., Sinobiopharma’s wholly-owned subsidiary in China, the Company's current therapeutic focus is on anesthesia-assisted agents and cardiovascular drugs. Sinobiopharma has patented new methods for synthesizing active pharmaceutical ingredients (API) at a lower cost and owns drug delivery formulations that improve usability. For additional information, please visit the Company's website at: www.sinobp.com .

Contact:

Sinobiopharma, Inc.
James Mu, CFO
86-25-5806-1579
xjmu@sinobiopharma.com
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FORWARD LOOKING STATEMENTS

This news release may include "forward-looking statements" regarding Sinobiopharma, Inc., and its subsidiaries, business and project plans. Such forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where Sinobiopharma, Inc. expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Sinobiopharma, Inc. does not undertake any obligation to update any forward looking statement, except as required under applicable law.

-- FINANCIAL TABLE FOLLOWS –

SINOBIOPHARMA, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	May 31,	May 31,
	2010	2009

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,331,959	$891,132
Accounts receivable, net	670,662	208,673
Notes receivable	274,148	5,505
Inventories, net	758,090	547,317
Advance payments	67,971	-
Other receivables	321,493	39,825
Available for Sale (AFS) Securities	293,064	-
Total Current Assets	3,717,387	1,692,452

Advance payment to shareholder for intangible assets	985,760	253,760

Fixed assets, net	2,912,983	2,691,258

Intangible assets, net	4,336,832	1,318,973

	$11,952,962	$5,956,443

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$419,707	$655,064
Short-term bank loans	-	732,000
Loans from government	1,145,726	1,844,193
Due to shareholders	-	1,169,032
Advance from customers	135,521	136,755
Due to related parties	- -	256,200
Income tax payable	155,397	-
Other payables	343,780	386,368
Total Current Liabilities	2,200,131	5,179,612

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock, $0.0001 par value;10,000,000 shares authorized;
1,000,000 shares issued and outstanding at May 31, 2010 and 0 shares at May 31, 2009	100	-
Common stock; $0.0001 par value; 2,490,000,000 shares authorized; 117,587,608 shares issued and outstanding at May 31, 2010 and 79,920,000 shares at May 31, 2009	11,759	7,992
Additional paid-in capital	14,360,487	8,254,991
Accumulated deficit	(4,847,707)	(7,711,278)
Accumulated other comprehensive income	228,192	225,126
Total Stockholders' Equity	9,752,831	776,831

	$11,952,962	$5,956,443

SINOBIOPHARMA, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)

	Year ended May 31,
	2010	2009

REVENUE	$7,731,039	$3,850,278
COST OF GOODS SOLD	1,579,609	1,311,837

GROSS Margin	6,151,430	2,538,441

OPERATING EXPENSES
Selling expenses	490,850	327,405
Research and development	816,262	197,286
Depreciation and amortization	210,835	182,130
General and administrative expenses	1,700,451	3,834,878
TOTAL OPERATING EXPENSES	3,218,398	4,541,699

INCOME /(LOSS) FROM OPERATIONS	2,933,032	(2,003,258)

OTHER INCOME / (EXPENSES)
Interest income	6,709	1,049
Interest expenses	(114,851)	(132,277)
Other income/(expenses)	222,227	(19,651)
TOTAL OTHER INCOME/ (EXPENSES)	114,085	(150,879)

INCOME/(LOSS) BEFORE INCOME TAX EXPENSE	3,047,117	(2,154,137)

INCOME TAX EXPENSE	183,545	-

NET INCOME/(LOSS)	2,863,572	(2,154,137)

OTHER COMPREHENSIVE INCOME:

Foreign Currency Translation Adjustment	2,802	13,900
Unrealized gain from available for sale securities	264	-

COMPREHENSIVE INCOME/(LOSS)	$2,866,638	$(2,140,237)

Earnings/(losses) per share:
Basic and Diluted	$0.03	$(0.03)

Weighted average number of common shares outstanding – basic and diluted	95,420,364	79,903,342

SINOBIOPHARMA, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (Expressed in US Dollars)

	Years ended May 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net income/(loss)	$2,863,572	$(2,154,137)
Adjustments to reconcile net income/(loss) to net cash
provided by operating activities
Depreciation and amortization	442,923	304,398
Write-down of inventory	-	22,000
Stock-based compensation	830,885	2,917,125
Imputed interest expense on shareholders' loans	15,448	77,436
Amortization of discount in interest expense	77,490	128,540
Consulting fee by issuing stock	33,000	-
Gain from discount of non-interest government loan	(43,903)	(96,645)
Changes in assets and liabilities:
Notes receivable	(274,597)	-
Accounts receivable, net	(457,233)	(133,569)
Inventories	(211,082)	(126,359)
Advance payments	(68,082)	-
Other receivables	(282,106)	(204,713)
Accounts payable	(235,344)	56,114
Advance from customers	(1,237)	(305,517)
Income tax payable	155,652	-
Other payables	(317,620)	122,622
Net Cash Provided by Operating Activities	2,527,766	607,295

CASH FLOWS FROM INVESTING ACTIVITIES
Payment in acquiring available for sales securities	(293,280)	-
Acquisition of property and equipment	(552,601)	(147,576)
Advance payment for purchase of intangible assets	(733,200)	-
Net Cash Used in Investing Activities	(1,579,081)	(147,576)

CASH FLOWS FROM FINANCING ACTIVITIES
Subscription received for issuing stock	1,600,000	18,000
Proceeds from shareholder loans	-	18,698
Repayment from shareholder loans	(643,886)	(27,177)
Proceeds from bank loan and government loan	2,199,600	731,000
Repayment of bank loan and government loan	(3,666,000)	(576,800)
Repayments of loans by related parties	-	5,760
Payment for common stock issuance costs	(15,000)	-
Net Cash (Used in)/Provided by Financing Activities	(525,286)	169,481

EFFECT OF FOREIGN CURRENCY FLUCTUATIONON CASH	17,428	(1,036)

NET INCREASE IN CASH AND CASH EQUIVALENTS	440,827	628,164

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR	$891,132	$262,968

CASH AND CASH EQUIVALENTS - ENDING OF YEAR	$1,331,959	$891,132

Supplemental cash flow information:
Cash paid for income taxes	$27,893	$-
Cash paid for interest expense	$65,349	$29,232
Non-cash investing and financing activities:
100,000 common shares issued in exchange for consulting services received	$33,000	$-
17,500,000 common shares issued in exchange for intangible assets	$3,136,500	$-
4,234,275 common shares issued to settle debt	$508,113	$-
1,000,000 Preferred stock issued in exchange for intangible assets	$100	$-